UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2012

MORGAN STANLEY
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-11758		36-3145972
(Commission File Number)		(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2012, the Board of Directors (the “Board”) of Morgan Stanley (the “Company”) increased the number of directors on the Board from 13 to 14 and elected Robert H. Herz to the Board, effective July 2, 2012.  The Board determined that Mr. Herz is independent in accordance with the director independence standards established under the Company’s Corporate Governance Policies and is an “audit committee financial expert” under applicable Securities and Exchange Commission rules.  In addition, the Board appointed Mr. Herz to its Audit Committee, effective July 2, 2012.

Mr. Herz will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in “Item 1 - Election of Directors: Corporate Governance - Director Compensation” of the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 5, 2012.

Item 7.01.  Regulation FD Disclosure.

As stated in the Company’s Corporate Governance Policies, the Board supports the periodic rotation of Board committee chairs and assignments.  The Board has approved the membership of the committees of the Board below, effective July 2, 2012.

Audit Committee

Donald T. Nicolaisen – Chair
Howard J. Davies
Robert H. Herz*
O. Griffith Sexton

Compensation, Management Development and Succession Committee

Erskine B. Bowles – Chair
C. Robert Kidder
Donald T. Nicolaisen
Hutham S. Olayan

Nominating and Governance Committee

James W. Owens – Chair**
Roy J. Bostock
C. Robert Kidder
Klaus Kleinfeld*

Operations and Technology Committee

Donald T. Nicolaisen – Chair
Howard J. Davies
O. Griffith Sexton*
Ryosuke Tamakoshi

Risk Committee

Howard J. Davies – Chair
Roy J. Bostock
James W. Owens*
Masaaki Tanaka
Laura D. Tyson*

* New member of committee.
** New chair of committee.

Item 9.01  Financial Statements and Exhibits

99.1 Press release of Morgan Stanley, dated June 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	June 28, 2012	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary